OLD NATIONAL BANCORP

NYSE: ONB
www.oldnational.com

FINANCIAL NEWS
October 27, 2008

OLD NATIONAL BANCORP SELECTED TO PARTICIPATE IN THE TREASURY CAPITAL PURCHASE PROGRAM

Contacts:
Financial Community: Lynell J. Walton - (812) 464-1366 Vice President - Investor Relations	Media: Kathy A. Schoettlin - (812) 465-7269 Senior Vice President - Public Relations

Evansville, Indiana: Old National Bancorp (NYSE: ONB) was notified today by the U.S. Department of the Treasury that it has been selected and preliminarily approved to participate in the Treasury Capital Purchase Program for "healthy institutions." The Treasury Department recently created the program to encourage U.S. financial institutions to build capital to increase the flow of financing into businesses and consumers thereby supporting the national economy.

On Monday, October 20, U.S. Treasury Secretary Henry Paulson stated: "This program is designed to attract broad participation by healthy institutions and to do so in a way that attracts private capital to them as well."

While Old National has not entered into an agreement with the Treasury Department to participate in this voluntary program, the Company is considering the possibility and is examining and evaluating the program details at this time.

Bob Jones, Chief Executive Officer, commented, "We are pleased and proud to have been selected to participate in this program implemented for 'healthy financial institutions' and honored to do our part to help strengthen the economy. Potential participation in the Treasury Capital Purchase Program would allow Old National to accelerate the execution of its strategic plan. Specifically, participation could facilitate our investment into our communities by enhancing lending opportunities within our established guidelines, bolstering investment into growth markets and accelerating potential strategic acquisitions."

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About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $7.6 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial trend data, please visit the company's website at www.oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the discussion of Old National's potential participation in the Department of the Treasury's Capital Purchase Program. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to the inability of Old National to agree to all of the terms and conditions, including the representations and warranties, contained in the agreements required to be executed for participation in the program, the inability of Old National to take the actions necessary to be in compliance with all of the terms and conditions, including the representations and warranties, contained in the agreements, the development of new information concerning the program which results in Old National determining that it is not in the best interest of the Company to participate in the program and other factors identified in the Company's Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.